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                                                                   EXHIBIT 12(a)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                            Three Months Ended June 30,
                                                                            ---------------------------
Millions of Dollars Except Ratios                                                 2000           1999
---------------------------------                                                 ----           ----
Earnings:
   Net Income..............................................................      $264            $206
   Undistributed equity earnings...........................................       (13)            (10)
                                                                                 ----            ----
   Total...................................................................       251             196
                                                                                 ----            ----
Income Taxes...............................................................       150              93
                                                                                 ----            ----
Fixed Charges:
   Interest expense including amortization of debt discount................       147             155
   Portion of rentals representing an interest factor......................        41              45
                                                                                 ----            ----
   Total fixed charges.....................................................       188             200
                                                                                 ----            ----
Earnings available for fixed charges.......................................      $589            $489
                                                                                 ----            ----
Ratio of earnings to fixed charges (Note 6)................................       3.1             2.5
                                                                                 ----            ----